FORM OF INVESTMENT ADVISORY AGREEMENT *

                                                  [Date]

[Name and Address of Investment Adviser]





Dear Sirs:

      [Name of Fund] (the "Fund"), a business trust organized under the laws of the Commonwealth of Massachusetts, confirms its agreement with [Name of Investment Adviser] (the "Adviser") as follows:


     1.   Investment Description; Appointment
      The Fund desires to employ its capital by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Master Trust Agreement, as amended, from time to time, in its prospectus (the "Prospectus") and Statement of Additional Information (the "Statement") filed with the Securities and Exchange Commission as part of the Fund's Registration Statement on Form N-lA, as amended from time to time, and in the manner and to the extent as may from time to time be approved by the Board of Trustees of the Fund. Copies of the Fund's Prospectus, the
Statement  and  the  Master  Trust Agreement  have  been or
will be submitted to the  Adviser.                The
Fund desires to employ and hereby appoints the Adviser to act as its investment adviser. The Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

     2.   Services as Investment Adviser
      Subject to the supervision and direction of the Board of Trustees of the Fund, the Adviser will (a) manage the Fund's portfolio in accordance with the Fund's investment objective and policies as stated in the Prospectus and the Statement, (b) make investment decisions for the Fund; and (c) place purchase and sale orders for portfolio transactions for the Fund; and (d) employ professional portfolio managers and securities analysts who provide research services to the Fund. In providing those services, the Adviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets.
*See Appendix A for variable information

     3.   Brokerage
      In selecting brokers or dealers to execute
transactions  on behalf of the Fund, the Adviser will seek
the best overall  terms available.  In assessing the best
overall terms available for any transaction, the Adviser
will consider factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and
execution   capability  of  the  broker   or   dealer   and   the
reasonableness  of  the  commission, if  any,  for  the
specific transaction  and  on  a continuing basis.  In
selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Adviser is authorized to consider the brokerage and research services (as those terms  are defined in Section 28(e) of the Securities Exchange Act of  1934,
as amended) provided to the Fund and/or other accounts over
which the Adviser or its affiliates exercise investment
discretion. 4.
Information Provided to the Fund
      The  Adviser  will keep the Fund informed  of
developments materially affecting the Fund's portfolio, and
will, on  its  own initiative,  furnish  the Fund from time
to time with whatever information the Adviser believes is appropriate for this purpose.
5.   Standard of Care
      The  Adviser shall exercise its best judgment in
rendering the  services listed in paragraph 2 above.  The
Adviser shall not be  liable for any error of judgment or
mistake of law or for any loss suffered by the Fund in
connection with the matters to which this  Agreement
relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Fund or to its shareholders to
which the  Adviser  would  otherwise be subject by  reason
of  willful misfeasance,  bad faith or gross negligence on
its  part  in  the performance of its duties or by reason of the Adviser's  reckless disregard of its obligations and
duties under this Agreement.
6.   Compensation
      In  consideration of the services rendered pursuant to
this Agreement, the Fund will pay the Adviser on the first business day of each month a fee for the previous month at the annual rate of [percent (%)] of the Fund's average daily net assets. The fee for the period from the date the Fund commences its investment operations to the end of the month during which the Fund commences its investment operations shall be prorated according to the proportion that such period bears to  the  full  monthly period.  Upon
any termination of this Agreement before the end of a
month,  the fee for such part of that month shall be
prorated according  to the proportion that such period bears to  the  full monthly  period and shall be payable upon the
date of termination of this Agreement. For the purpose of determining fees payable to the Adviser, the value of the Fund's net assets shall be computed at the times and in the manner specified in the  Fund's Prospectus and/or the
Statement.
7.   Expenses
      The  Adviser will bear all expenses in connection with
the performance of its services under this Agreement.  The
Fund  will bear  certain  other expenses to be incurred  in
its  operation, including,   but  not  limited  to,
investment  advisory,   subinvestment  advisory and
administration fees; fees for  necessary professional  and
brokerage  services;  fees  for  any   pricing service; the
costs of regulatory compliance; and costs associated with maintaining the Fund's legal existence and shareholder relations.
8.   Reduction of Fee

      If in any fiscal year of the Fund the aggregate expenses of the Fund (including fees pursuant to this Agreement and the Fund's sub-investment advisory and administration agreement, but excluding interest, taxes, brokerage and extraordinary expenses) exceed the expense limitation of any state having jurisdiction over the Fund, the Adviser will reduce its fee to the Fund by [percent (%)] of the excess expense to the extent required by state law. A fee reduction pursuant to this paragraph 8, if any, will be estimated, reconciled and paid on a monthly basis.

9.   Services to Other Companies or Accounts

      The Fund understands that the Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts, and as investment adviser to other investment companies, and the Fund has no objection to the Adviser's so acting, provided that whenever the Fund and one or more other investment companies advised by the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to
each  company.   The  Fund recognizes that in some cases
this procedure may adversely affect the size of the position obtainable for the Fund. In addition, the Fund understands that the persons employed by the Adviser to assist in the performance of the Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.
     l0.  Term of Agreement
      This Agreement shall become effective as of the date the Fund commences its investment operations and continue for an initial two-year term and shall continue thereafter so long as such continuance is specifically approved at least annually by (i) the Board of Trustees of the Fund or (ii) a vote of a "majority" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act") of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such
approval.   This  Agreement  is terminable, without penalty,
on 60 days' written notice, by the Board of Trustees of the Fund or by vote of holders of a majority of the Fund's shares, or upon 90 days' written notice, by the Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).
     11.  Representation by the Fund
      The Fund represents that a copy of the Master Trust Agreement is on file with the Secretary of the Commonwealth of Massachusetts and with the City of Boston.
     12.  Limitation of Liability
      The Fund and the Adviser agree that the obligations of the Fund under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund, individually, but are binding only upon the assets and property of the Fund, as provided in the
Master  Trust Agreement.   The  execution  and delivery  of
this Agreement have been authorized by the Trustees, and the sole shareholder of the Fund, and signed by an authorized
officer   of   the  Fund,  acting  as  such,  and  neither
such
authorization by such Trustees and shareholder nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Fund as provided in the Master Trust Agreement.

      If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning the enclosed copy of this Agreement.

  Very truly yours,
  [Name of Fund]
  By:

          President
Accepted:
[Name of Investment Adviser]
By:
          Authorized Officer